UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2010

First Advantage Bancorp
(Exact name of registrant as specified in its charter)

Tennessee	001-33682	26-0401680
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1430 Madison Street, Clarksville, Tennessee  37040
(Address of principal executive offices) (Zip Code)

(931) 552-6176
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 8.01                      Other Events.

Company has found that, due to a clerical error, the number of common shares outstanding and the book value of the Company’s common shares outstanding as of March 31, 2010, was incorrectly reported on the table of Selected Financial Data which was included in the Company’s first quarter 2010 Earnings Release dated May 7, 2010 and filed on that same date.   The number of common shares outstanding as of March 31, 2010 was inadvertently reported as 4,063,184, but should have been reported as 4,360,372.  The book value of the Company’s common stock was inadvertently reported as $15.27 per common share as of March 31, 2010, but should have been reported as $15.78 per common share.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FIRST ADVANTAGE BANCORP
(Registrant)

Date: May 12, 2010	By:	/s/Earl O. Bradley, III
Earl O. Bradley, III
	Title:	Chief Executive Officer